EXHIBIT 21

                     SUBSIDIARIES OF TOTAL CONTAINMENT, INC.

COMPANY                                       STATE OR COUNTRY OF INCORPORATION
-------                                       ---------------------------------

American Containment, Inc.                                    Delaware

FMW Inc.                                                      Delaware

Total Containment FSC, Inc.                                   Barbados

Rene Morin, Inc.                                              Delaware

TCI-Environment N.V.                                           Belgium